UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 9, 2021

Forest Road Acquisition Corp.

(Exact name of registrant as specified in its charter)

Delaware	001-39735	85-3222090
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1177 Avenue of the Americas, 5th Floor

New York, New York 10036

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (917) 310-3722

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of Class A Common Stock and one-third of one Redeemable Warrant	FRX.U	The New York Stock Exchange
Class A Common Stock, par value $0.0001 per share	FRX	The New York Stock Exchange
Warrants, each exercisable for one share of Class A Common Stock for $11.50 per share	FRX WS	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Explanatory Note

This Amendment amends the Current Report on Form 8-K of Forest Road Acquisition Corp. (“Forest Road” or the “Company”), filed with the Securities and Exchange Commission (the “SEC”) on February 10, 2021 (the “February 10 Current Report”), in which Forest Road reported, among other events, the execution of the Merger Agreement (as defined below).

Item 1.01	Entry into a Material Definitive Agreement.

Merger Agreement

Forest Road is a blank check company incorporated in Delaware and formed for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses. As previously disclosed in the February 10 Current Report, on February 9, 2021, Forest Road entered into an Agreement and Plan of Merger (the “Merger Agreement”) with BB Merger Sub, LLC, a Delaware limited liability company and direct, wholly-owned subsidiary of Forest Road (“Beachbody Merger Sub”), MFH Merger Sub, LLC, a Delaware limited liability company and direct, wholly-owned subsidiary of Forest Road (“Myx Merger Sub”), The Beachbody Company Group, LLC, a Delaware limited liability company (“Beachbody”), and Myx Fitness Holdings, LLC, a Delaware limited liability company (“Myx”).

The Mergers

The Merger Agreement provides that, among other things and upon the terms and subject to the conditions thereof, the following transactions will occur (together with the other agreements and transactions contemplated by the Merger Agreement, the “Business Combination”):

(i) at the closing of the transactions contemplated by the Merger Agreement (the “Closing”), in accordance with the Delaware General Corporation Law, as amended, and the Delaware Limited Liability Companies Act, as amended, (x) Beachbody Merger Sub will be merged with and into Beachbody, following which the separate existence of Beachbody Merger Sub will cease and Beachbody will continue as the surviving entity (the “Surviving Beachbody Entity”) and as a wholly-owned subsidiary of Forest Road, and all the property, rights, privileges, agreements, powers and franchises, debts, liabilities, duties and obligations of Beachbody Merger Sub and Beachbody will become the property, rights, privileges, agreements, powers and franchises, debts, liabilities, duties and obligations of the Surviving Beachbody Entity (the “Beachbody Merger”); (y) Myx Merger Sub will be merged with and into Myx, following which the separate existence of Myx Merger Sub will cease and Myx will continue as the surviving entity (the “Surviving Myx Entity”) and as a wholly-owned subsidiary of Forest Road, and all the property, rights, privileges, agreements, powers and franchises, debts, liabilities, duties and obligations of Myx Merger Sub and Myx will become the property, rights, privileges, agreements, powers and franchises, debts, liabilities, duties and obligations of the Surviving Myx Entity (the “Myx Merger”); and (z) immediately following the consummation of the Beachbody Merger, the Surviving Beachbody Entity will be merged with and into Forest Road, following which the separate existence of the Surviving Beachbody Entity will cease and Forest Road will continue as the surviving entity (the “Surviving Company”), and all the property, rights, privileges, agreements, powers and franchises, debts, liabilities, duties and obligations of the Surviving Beachbody Entity and Forest Road will become the property, rights, privileges, agreements, powers and franchises, debts, liabilities, duties and obligations of Forest Road (the “Forest Road Merger”, and together with the Beachbody Merger and the Myx Merger, the “Mergers”);

(ii) as a result of the Mergers, among other things, all outstanding equity interests of Beachbody and Myx will be cancelled in exchange for the right to receive, in the aggregate, a number of shares of common stock (or, in the case of outstanding Beachbody options and warrants, options and warrants, as applicable, to purchase shares of common stock) in the Surviving Company that is approximately equal to the quotient obtained by dividing (x) $2,900,000,000 by (y) $10.00, provided, however, that (1) certain Beachbody equityholders will receive common stock in the Surviving Company with similar rights as those being issued to all other recipients of merger consideration, except that such common stock will carry 10 votes per share; (2) certain Myx equityholders will be entitled to receive, in lieu of their pro rata portion (based on their percentage ownership interests in Myx) of such shares, an amount in cash equal to the value of such shares, up to an aggregate amount of cash among all such equityholders not to exceed the result of $37.7 million minus certain payments to be made by Forest Road on behalf of Myx as set forth in the Merger Agreement; and (3) the foregoing consideration is subject to adjustment (x) in the case of the Beachbody equity interests, based on the transaction expenses of Beachbody and Forest Road, and (y) in the case of each of the Beachbody equity interests and the Myx equity interests, based on the date on which the Closing occurs (the “Closing Date”) and the related number of Myx units issuable to Beachbody, LLC, a Delaware limited liability company (“BB”) and wholly-owned subsidiary of Beachbody, upon conversion of an instrument between Myx and BB, dated December 7, 2020, pursuant to which BB funded Myx $10 million subject to certain terms and conditions, including (but not limited to) the right to convert, upon certain conditions, certain of BB’s rights under such instrument into equity interests of Myx; and

(iii) upon the effective time of the Forest Road Merger, the Surviving Company will immediately be renamed “The Beachbody Company, Inc.”

The Board of Directors of Forest Road (the “Board”) has (i) unanimously approved and declared advisable the Merger Agreement and the Business Combination and (ii) resolved to recommend approval of the Merger Agreement and related matters by the shareholders of Forest Road.

Conditions to Closing

The Merger Agreement is subject to the satisfaction or waiver of certain customary closing conditions by certain of the parties thereto, including, among others, (i) approval of the Business Combination and related agreements and transactions by certain respective equityholders of Forest Road, Beachbody and Myx, (ii) effectiveness of the registration statement on Form S-4 to be filed by Forest Road in connection with the Business Combination, (iii) expiration or termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act, (iv) receipt of approval for listing on the New York Stock Exchange the shares of Forest Road common stock to be issued in connection with the Mergers, and (v) the absence of any injunctions.

Other conditions to Beachbody’s obligations to consummate the Business Combination include, among others, that as of the Closing, the amount of cash available in (i) the trust account into which the proceeds of Forest Road’s initial public offering and private placements of its warrants have been deposited for the benefit of Forest Road, certain of its public shareholders and the underwriters of Forest Road’s initial public offering (the “Trust Account”), after deducting the amount required to satisfy Forest Road’s obligations to its shareholders (if any) that exercise their rights to redeem the Forest Road common stock held by them plus (ii) the PIPE Investment (as defined below), is at least equal to or greater than $350,000,000.

Covenants

The Merger Agreement contains additional covenants, including, among others, providing for (i) the parties to conduct their respective businesses in the ordinary course through the Closing, (ii) the parties to not initiate any negotiations or enter into any agreements for certain alternative transactions, (iii) Beachbody and Myx to prepare and deliver to Forest Road certain audited and unaudited consolidated financial statements of Beachbody and Myx, (iv) Forest Road to prepare and file a registration statement on Form S-4 and take certain other actions to obtain the requisite approval of Forest Road shareholders of certain proposals regarding the Business Combination, and (v) the parties to use reasonable best efforts to obtain necessary approvals from governmental agencies.

Representations and Warranties

The Merger Agreement contains customary representations and warranties by Forest Road, Beachbody Merger Sub, Myx Merger Sub, Beachbody and Myx. The representations and warranties of the respective parties to the Merger Agreement will not survive the Closing.

Termination

The Merger Agreement may be terminated at any time prior to the Closing (i) by mutual written consent of Forest Road and Beachbody, (ii) by Forest Road or Beachbody, if certain approvals of the shareholders of Forest Road, to the extent required under the Merger Agreement, are not obtained as set forth therein, (iii) by either Forest Road or Beachbody in certain other circumstances set forth in the Merger Agreement, including (a) if any final and nonappealable Governmental Order (as defined in the Merger Agreement) will have been issued or otherwise entered into making consummation of the Business Combination illegal or otherwise preventing or prohibiting consummation of the Business Combination and (b) in the event of certain uncured breaches by the other party, and (iv) by any of Forest Road, Beachbody or Myx, if the Closing has not occurred on or before August 10, 2021, subject to certain extension rights (the “Agreement End Date”).

Certain Related Agreements

Subscription Agreements

As previously disclosed in the February 10 Current Report, on February 9, 2021, Forest Road and certain investors entered into subscription agreements (the “Subscription Agreements”) pursuant to which such investors have agreed to purchase in connection with the Closing an aggregate of 22.5 million shares of Class A common stock for a purchase price of $10.00 per share, for an aggregate purchase price of $225 million (together, the “PIPE Investment”). The obligations of each party to consummate the PIPE Investment are conditioned upon, among other things, customary closing conditions and the consummation of the transactions contemplated by the Merger Agreement.

Sponsor Agreement

As previously disclosed in the February 10 Current Report, on February 9, 2021, Forest Road entered into a Sponsor Agreement (the “Sponsor Agreement”), by and among Forest Road, Forest Road Acquisition Sponsor LLC, a Delaware limited liability company (“Sponsor”), and Beachbody, whereby Sponsor agreed, among other things, to (a) vote in favor of approving the Merger Agreement and the Business Combination and (b) waive any adjustment to the conversion ratio with respect to shares of Forest Road Class B common stock (the “Sponsor Shares”) held by Sponsor as set forth in Forest Road’s Amended and Restated Certificate of Incorporation, in each case, subject to the terms and conditions set forth in the Sponsor Agreement.

Additionally, pursuant to the terms of the Sponsor Agreement, 50% of the Sponsor Shares will be unvested at Closing and will vest, in equal tranches of 10% each, upon the occurrence of the Surviving Company’s last sale price on the New York Stock Exchange exceeding each of the following price-per-share thresholds for any 20 trading days within any consecutive 30-day trading period, commencing at least 180 days after the Closing Date: $12.00, $13.00, $14.00, $15.00 and $16.00 (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) (each, a “Price Threshold”). Subject to the terms and conditions of the Sponsor Agreement, upon the consummation of a transaction involving a change of control at the Surviving Company on or prior to the date that is the tenth anniversary of the Closing Date, if the consideration payable to stockholders of the Surviving Company exceeds any of the Price Thresholds, such Price Threshold will be deemed satisfied and the related portion of unvested Sponsor Shares will be deemed vested, and the holders of such Sponsor Shares will be eligible to participate in such change of control transaction; provided, that if the consideration is payable in equity securities that are, or after the closing of such transaction, will be, publicly traded, any remaining unvested Sponsor Shares will be converted into equity securities in the surviving company with similar rights, including vesting based on applicable Price Thresholds. Any Sponsor Shares that do not vest within 10 years after Closing will be forfeited.

Support Agreements

As previously disclosed in the February 10 Current Report, on February 9, 2021, Forest Road also entered into a Member Support Agreement (the “Beachbody Support Agreement”), by and among Forest Road, Beachbody and certain equityholders of Beachbody (the “Beachbody Equityholders”). Under the Beachbody Support Agreement, the Beachbody Equityholders agreed to vote or cause to be voted or to execute and deliver a written consent with respect to the Beachbody equity interests held by the Beachbody Equityholders adopting the Merger Agreement and approving the Business Combination. The Beachbody equity interests that are owned by the Beachbody Equityholders and subject to the Beachbody Support Agreement represent a majority of the outstanding voting power of Beachbody units (on an as converted basis).

As previously disclosed in the February 10 Current Report, on February 9, 2021, Forest Road also entered into a Myx Support Agreement (the “Myx Support Agreement”), by and among Forest Road, Myx, Beachbody and certain equityholders of Myx (the “Myx Equityholders”). Under the Myx Support Agreement, the Myx Equityholders agreed to vote or cause to be voted or to execute and deliver a written consent with respect to the Myx equity interests held by the Myx Equityholders adopting the Merger Agreement and approving the Business Combination. The Myx equity interests that are owned by the Myx Equityholders and subject to the Myx Support Agreement represent a majority of the outstanding voting power of Myx units.

The foregoing description of the Merger Agreement, Subscription Agreements, Sponsor Agreement, Beachbody Support Agreement and Myx Support Agreement, and the transactions and documents contemplated thereby, is not complete and is subject to and qualified in its entirety by reference to the Merger Agreement, form of Subscription Agreement, Sponsor Agreement, Beachbody Support Agreement and Myx Support Agreement, copies of which are filed with this Current Report on Form 8-K as Exhibit 2.1, Exhibit 10.1, Exhibit 10.2, Exhibit 10.3 and Exhibit 10.4, respectively, and the terms of which are incorporated by reference herein.

The Merger Agreement, form of Subscription Agreement, Sponsor Agreement, Beachbody Support Agreement and Myx Support Agreement have been included to provide investors with information regarding their terms. They are not intended to provide any other factual information about Forest Road or its affiliates. The representations, warranties, covenants and agreements contained in the Merger Agreement, Subscription Agreements, Sponsor Agreement, Beachbody Support Agreement and Myx Support Agreement and the other documents related thereto were made only for purposes of the Merger Agreement or Subscription Agreements, as applicable, as of the specific dates therein, were solely for the benefit of the parties to the Merger Agreement, Subscription Agreements, Sponsor Agreement, Beachbody Support Agreement and Myx Support Agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Merger Agreement, Sponsor Agreement, Beachbody Support Agreement or Myx Support Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to shareholders. Shareholders are not third-party beneficiaries under the Merger Agreement, Subscription Agreements, Sponsor Agreement, Beachbody Support Agreement or Myx Support Agreement and should not rely on the representations, warranties, covenants and agreements or any descriptions thereof as characterizations of the actual state of facts or condition of the parties thereto or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of representations and warranties may change after the date of Merger Agreement, Subscription Agreements, Sponsor Agreement, Beachbody Support Agreement or Myx Support Agreement, as applicable, which subsequent information may or may not be fully reflected in Forest Road’s public disclosures.

Item 3.02	Unregistered Sales of Equity Securities.

The disclosure set forth above in Item 1.01 of this Current Report on Form 8-K with respect to the issuance of Forest Road’s Class A common stock pursuant to the Subscription Agreements is incorporated by reference herein. The Class A common stock issuable pursuant to the Subscription Agreements will not be registered under the Securities Act of 1933, as amended (the “Securities Act”), in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act and/or Regulation D promulgated thereunder.

Item 8.01	Other Events.

Transfer Restrictions and Registration Rights

The Merger Agreement contemplates that, at the Closing, the Surviving Company, Sponsor, certain Beachbody equityholders, and the Director Holders (as defined in the Registration Rights Agreement (as defined below)) will enter into an Amended and Restated Registration Rights Agreement (the “Registration Rights Agreement”), pursuant to which the Surviving Company will agree to register for resale, pursuant to Rule 415 under the Securities Act, certain shares of common stock and other equity securities of the Surviving Company that are held by the parties thereto from time to time. Additionally, the Registration Rights Agreement and the Bylaws of the Surviving Company contain certain restrictions on transfer with respect to the shares of common stock of the Surviving Company held by the Sponsor or the former Beachbody or Myx equityholders immediately following Closing (the “Lock-up Shares”). Such restrictions begin at Closing and end on the earlier of (i) with respect to the Lock-up Shares held by Sponsor, the earlier to occur of (x) the date that is one year after Closing and (y)(1) the date on which the closing price of the Surviving Company’s common stock equals or exceeds $14.00 per share (as adjusted for stock splits, reorganizations, recapitalizations and the like) for any 20 trading days within any 30 trading-day period, commencing at least 150 days after the Closing, or (2) the date on which the Surviving Company completes a transaction that results in all of the Surviving Company’s stockholders having the right to exchange their shares of Surviving Company common stock for cash, securities or other property; and (ii) with respect to the Lock-up Shares held by former Beachbody or Myx equityholders, the date that is 180 days after Closing.

Important Information About the Business Combination and Where to Find It

In connection with the proposed Business Combination, the Company intends to file a preliminary proxy statement/prospectus and a definitive proxy statement/final prospectus with the SEC. The Company’s stockholders and other interested persons are advised to read, when available, the preliminary proxy statement/prospectus and the amendments thereto and the definitive proxy statement/final prospectus and documents incorporated by reference therein filed in connection with the Business Combination, as these materials will contain important information about Forest Road, Beachbody, and Myx and the Business Combination. When available, the definitive proxy statement/final prospectus and other relevant materials for the Business Combination will be mailed to shareholders of the Company as of a record date to be established for voting on the Business Combination. Stockholders of the Company will also be able to obtain copies of the preliminary proxy statement/prospectus, the definitive proxy statement/final prospectus and other documents filed with the SEC that will be incorporated by reference therein, without charge, once available, at the SEC’s web site at www.sec.gov, or by directing a request to: Forest Road Acquisition Corp., 1177 Avenue of the Americas, 5th Floor, New York, New York 10036, Attention: Idan Shani.

Participants in the Solicitation

The Company and its directors and executive officers may be deemed participants in the solicitation of proxies from the Company’s shareholders with respect to the Business Combination. A list of the names of those directors and executive officers and a description of their interests in the Company is contained in the Registration Statement on Form S-1, which was initially filed by the Company with the SEC on October 8, 2020, and as amended, and is available free of charge at the SEC’s web site at www.sec.gov, or by directing a request to Forest Road Acquisition Corp., 1177 Avenue of the Americas, 5th Floor, New York, New York 10036, Attention: Idan Shani. Additional information regarding the interests of such participants will be contained in the definitive proxy statement/final prospectus for the Business Combination when available.

Beachbody, Myx and their respective directors and executive officers may also be deemed to be participants in the solicitation of proxies from the shareholders of the Company in connection with the Business Combination. A list of the names of such directors and executive officers and information regarding their interests in the Business Combination will be included in the definitive proxy statement/final prospectus for the proposed Business Combination when available.

Forward-Looking Statements

This Current Report on Form 8-K includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. The Company’s and Beachbody’s and Myx’s actual results may differ from their expectations, estimates and projections and consequently, you should not rely on these forward looking statements as predictions of future events. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “continue,” and similar expressions are intended to identify such forward-looking statements. These forward-looking statements include, without limitation, the Company’s and Beachbody’s and Myx’s expectations with respect to future performance and anticipated financial impacts of the Business Combination, the satisfaction of the closing conditions to the Business Combination and the timing of the completion of the Business Combination. These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results. Most of these factors are outside the Company’s and Beachbody’s and Myx’s control and are difficult to predict. Factors that may cause such differences include, but are not limited to: (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement, (2) the outcome of any legal proceedings that may be instituted against the Company and Beachbody and Myx following the announcement of the Merger Agreement and the transactions contemplated therein; (3) the inability to complete the proposed transaction, including due to failure to obtain approval of the stockholders of the Company, certain regulatory approvals or satisfy other conditions to closing in the Merger Agreement; (4) the occurrence of any event, change or other circumstance that could give rise to the termination of the Merger Agreement or could otherwise cause the transaction to fail to close; (5) the impact of COVID-19 on Beachbody’s and Myx’s business and/or the ability of the parties to complete the Business Combination; (6) the inability to obtain or maintain the listing of the shares of common stock of the post-acquisition company on the New York Stock Exchange following the Business Combination; (7) the risk that the Business Combination disrupts current plans and operations as a result of the announcement and consummation of the Business Combination; (8) the ability to recognize the anticipated benefits of the Business Combination, which may be affected by, among other things, competition, the ability of the combined company to grow and manage growth profitably and retain its key employees; (9) costs related to the Business Combination; (10) changes in applicable laws or regulations; (11) the possibility that Beachbody and Myx or the combined company may be adversely affected by other economic, business, and/or competitive factors; and (12) other risks and uncertainties indicated from time to time in the proxy statement/prospectus relating to the Business Combination, including those under “Risk Factors” therein, and in the Company’s other filings with the SEC. The Company cautions that the foregoing list of factors is not exclusive. The Company cautions readers not to place undue reliance upon any forward-looking statements, which speak only as of the date made. The Company does not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based.

No Offer or Solicitation

This Current Report on Form 8-K shall not constitute a solicitation of a proxy, consent or authorization with respect to any securities or in respect of the Business Combination. This Current Report on Form 8-K shall also not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any states or jurisdictions in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act, or an exemption therefrom.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

The following exhibit is filed herewith:

Exhibit No.	Description of Exhibits
2.1*	Agreement and Plan of Merger, dated as of February 9, 2021, by and among the Company, Beachbody Merger Sub, Myx Merger Sub, Beachbody and Myx.

10.1	Form of Subscription Agreement.

10.2	Sponsor Agreement, dated as of February 9, 2021, by and among the Company, Sponsor and Beachbody.

10.3	Member Support Agreement, dated as of February 9, 2021, by and among the Company, Beachbody, and certain equityholders of Beachbody set forth therein.

10.4	Myx Support Agreement, dated as of February 9, 2021, by and among the Company, Myx, Beachbody, and certain equityholders of Myx set forth therein.

*

Certain exhibits and schedules to this Exhibit have been omitted in accordance with Item 601(a)(5) of Regulation S-K. The Company agrees to furnish supplementally a copy of any omitted exhibit or schedule to the SEC upon its request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 16, 2021

FOREST ROAD ACQUISITION CORP.

By:	/s/ Keith L. Horn
	Name:	Keith L. Horn
	Title:	Chief Executive Officer